SCHEDULE 14C
                                (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

[X]    Preliminary information statement         [ ]  Confidential, for  use of
                                                      the Commission only
                                                      (as permitted by
                                                      Rule 14c-5(d)(2))

[ ]    Definitive information statement

                         TIFF INVESTMENT PROGRAM, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]    Fee paid previously with preliminary materials.

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                         TIFF INVESTMENT PROGRAM, INC.

                          TIFF EMERGING MARKETS FUND

                                 2405 Ivy Road
                        Charlottesville, Virginia 22903


                             INFORMATION STATEMENT



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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
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This  Information  Statement is being  furnished to all persons  owning  shares
(members) of TIFF Emerging Markets Fund (the Fund), a Fund of the TIFF Investment Program, Inc. (TIP), to provide such members with information regarding an amendment to the money manager agreement between Emerging Markets Management, LLC (EMM) and TIP. On March 1, 2001, TIP's board of directors unanimously  approved an  amendment  to the money  manager  agreement  (the EMM
amendment)  that,  as  more  fully  described   herein,   replaces  the  Fund's
performance-based fee arrangement with an asset-based fee. The EMM amendment has been fully executed on behalf of TIP (for the accounts of the Fund) and EMM, and it now governs the fee relationship between the Fund and EMM.

TIP was not required to obtain the approval of the Fund's members before entering into the EMM amendment because TIP has obtained an exemptive order (the Order) from the Securities and Exchange Commission exempting TIP from certain provisions of the Investment Company Act of 1940, as amended (the 1940
Act) and the regulations thereunder that would otherwise mandate such approval. (The Order permits TIP to enter into new agreements or amend existing agreements with money managers without obtaining member approval, but the exemption does not apply to the advisory agreement with TIP's investment advisor, Foundation Advisers, Inc., or any amendments to such agreement.) This Information Statement is being provided to all members as required by one of the conditions of the Order.

The board of directors of TIP expects to mail this Information Statement to members on or about May 1, 2001.

FUND INFORMATION

MEMBER INFORMATION. As of April 2, 2001, the Emerging Markets Fund had outstanding 6,545,373 shares of beneficial interests of common stock representing a total net asset value of $39,233,710, each dollar of beneficial interest being entitled to one vote.

As of April 2, 2001, the following members owned of record or beneficially 5% or more of the shares of common stock of the Fund:

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NAME AND ADDRESS                AMOUNT AND NATURE               PERCENT
OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP         OF FUND
-------------------             -----------------------         -------

Mayo Foundation                 1,967,939                       30.1%
200 First Street, SW
Rochester, MN 55905

Pew Memorial Trust              1,469,013                       22.4%
c/o Glenmede
1 Liberty Place, Suite 1200
1650 Market Street
Philadelphia, PA 19103

The Commonwealth Fund           653,114                         10.0%
One E. 75th Street
New York, NY 10021

William T. Grant Foundation,    523,417                         8.0%
Inc.
570 Lexington Avenue,
18th Floor
New York, NY 10022-6837

Foundation for Seacoast Health  376,700                         5.8%
100 Campus Drive, Suite 1
Portsmouth, NH 03801

The Fund will furnish, without charge, a copy of TIP's annual report for the period ended December 31, 2000 to any member upon request. To request a copy, please write to TIP at 2405 Ivy Road, Charlottesville, Virginia 22903 or call TIP at (800) 984-0084.

ADMINISTRATOR AND DISTRIBUTOR. Investors Capital Services, Inc., the address of which is 600 Fifth Avenue, 26th Floor, New York, New York 10020, serves as the Fund's administrator. First Fund Distributors, Inc., the address of which is 4455 East Camelback Road, Suite 261 E, Phoenix, Arizona 85018, serves as the Fund's distributor.

INVESTMENT ADVISOR AND MONEY MANAGERS. TIP's executive offices are located at 2405 Ivy Road, Charlottesville, Virginia 22903. The Fund's investment advisor is Foundation Advisers, Inc. (FAI), a registered investment advisor with an address at 2405 Ivy Road, Charlottesville, Virginia 22903. Pursuant to its investment advisory agreement with TIP (the advisory agreement), FAI (a) develops investment programs, selects money managers who each act as sub-advisors with respect to a portion of each of the Fund's assets, and monitors money manager investment activities and results; (b) provides or oversees the provision of all general management, investment advisory, and portfolio management services to TIP; and (c) provides TIP with office space, equipment, and personnel.

At a meeting of TIP's board of directors held on March 1, 2001, the board unanimously approved the EMM amendment, which replaced the Fund's performance-based fee structure with an asset-based fee. The following summary provides information about EMM, its investment strategy, and the terms and conditions of the money manager agreement between EMM and TIP and the EMM amendment. Please see the section of this Information Statement entitled "Evaluation and Action by TIP Directors" for

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

information regarding the deliberations of the board of directors concerning approval of the EMM amendment.

INVESTMENT MANAGEMENT SERVICES PROVIDED BY EMM

Pursuant to a money manager agreement dated January 1, 1997, by and between EMM and TIP (the EMM agreement), EMM provides professional investment equity management to the Fund and manages the assets of the Fund TIP allocates to EMM. TIP's board of directors provides EMM with a set of investment management guidelines that EMM must follow in investing the assets of the Fund. EMM has managed assets for the Fund since 1994.

TERMS AND CONDITIONS OF THE EMM AGREEMENT

The first money manager agreement with EMM was unanimously approved by TIP's board of directors on September 13, 1994. This agreement was later amended and approved unanimously by TIP's directors on December 10, 1996. Members are not being asked to approve the EMM agreement.

MONEY MANAGEMENT FEE. As compensation for the services performed and the facilities and personnel provided by EMM pursuant to the EMM agreement, prior to March 1, 2001, the Fund paid EMM a fee according to the following schedule:


     Fee = 105 + [0.394 x (Excess Return - 205)]; subject to Floor of 40 b.p., Cap of 300 b.p.

     For purposes of this performance fee calculation, the term Excess Return shall be defined as the return of the money manager that exceeds the return of the manager's benchmark, which is the MSCI Emerging Markets Free Index.


BASIC TERMS. The EMM agreement has an initial term of two years and provides that it will thereafter continue in effect from year to year only if such continuation is specifically approved at least annually by (a) either (i) a vote of a majority of the board of directors of TIP or (ii) a vote of a majority of the outstanding voting securities of the Fund and (b) a vote of a majority of the Fund's directors who are not interested persons as defined in the 1940 Act (the independent directors). The EMM agreement provides that it may be terminated by the Fund, by TIP's board of directors, or by a vote of a majority of the outstanding voting securities of the Fund, or by EMM, in each case at any time upon 30 days' written notice to the other party. In addition, the EMM agreement provides for its automatic termination in the event of assignment.

The EMM agreement provides that EMM is required to manage the securities held by the Fund, subject to the supervision and stated direction of FAI, the Fund's investment advisor, and ultimately TIP's board of directors, in accordance with the Fund's investment objective and policies; make investment decisions for the Fund; and place orders to purchase and sell securities on behalf of the Fund.

The EMM agreement provides that EMM is not liable to the Fund for any error of judgment but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by EMM in providing services under the EMM agreement or from reckless disregard by EMM of its obligations and duties under the EMM agreement.

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

AMENDMENT TO EMM AGREEMENT

The EMM amendment replaces the performance-based fee described above with an asset-based fee of 1.25% per annum for the first US$100 million of the Fund's average daily net assets and 1.00% in excess of US$100 million of the Fund's average daily net assets. The replacement of the performance-based fee with an asset-based fee is intended to lower the expense ratio of the Fund.

For the year ended December 31, 2000, EMM was paid $1,189,543 by the Fund under the performance-based fee structure described above. If the asset-based fee described in the EMM amendment had been in place for the year ended December 31, 2000, the Fund would have paid EMM $460,921.

BACKGROUND INFORMATION REGARDING EMM

EMM is located at 1001 Nineteenth Street North, 16th Floor, Arlington, Virginia 22209. The principal executive officers of EMM and their principal occupations are as follows:

NAME                            POSITION
----                            --------

Antoine W. van Agtmael          President, CIO, and portfolio manager

Felicia Morrow                  Managing director and portfolio manager

Michael Duffy                   Managing director


EVALUATION AND ACTION BY TIP DIRECTORS

At a meeting on March 1, 2001, the directors of TIP were informed that management wished to replace the Fund's performance-based fee structure with an asset-based fee. The board considered that the Fund's performance-based fee was calculated using average assets over a rolling 12-month period, subject to a two-month lag, and that EMM's fee for the month of January 2001 had been based on average assets over the 12-month period ending November 30, 2000. Under this method, the combination of declining Fund performance and net cash withdrawals from the Fund in recent months had resulted in inflated fees. The board considered that the proposed asset-based fee would eliminate the two-month lag, thereby reducing the Fund's overall fee, and determined that replacing the performance-based fee with an asset-based fee would be in the best interests of the Fund and its members.

Based upon its review, the board of directors concluded that the EMM amendment was reasonable, fair, and in the best interests of the Fund and its members, and that the fees provided in the EMM amendment were fair and reasonable, as such fees were intended to lower the overall expense ratio of the Fund. In the board's view, retaining EMM to serve as money manager of the Fund under the terms of the EMM amendment was desirable and in the best interests of the Fund and its members. Accordingly, after consideration of the above factors and such other factors and information as it deemed relevant, the board of directors, including all of the independent directors in attendance at the meeting, unanimously approved the EMM amendment.

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